Exhibit 10.1

OMNIBUS AMENDMENT TO JOINT VENTURE AGREEMENT AND ADDITIONAL AGREEMENTS

THIS OMNIBUS AMENDMENT TO JOINT VENTURE AGREEMENT AND ADDITIONAL AGREEMENTS (this “Amendment”) is entered into as of June 9, 2008 by and among Manhattan Pharmaceuticals, Inc., a Delaware corporation (“MHA”), Hedrin Pharmaceuticals K/S, a Danish limited liability partnership (“Newco”), Hedrin Pharmaceuticals General Partner ApS, a Danish private limited company (“Hedrin GP”) and Nordic Biotech Venture Fund II K/S, a Danish limited liability partnership (“Nordic”).

WITNESSETH:

WHEREAS, MHA and Nordic previously entered into that certain Joint Venture Agreement dated as of January 31, 2008 (as previously amended, the “Joint Venture Agreement”). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Joint Venture Agreement;

WHEREAS, pursuant to the Joint Venture Agreement, (i) MHA agreed to assign certain assets to Newco in accordance with the terms of that certain Assignment and Contribution Agreement dated as of February 21, 2008 (as amended from time to time, the “Contribution Agreement”), (ii) MHA, Nordic and Hedrin GP entered into a Limited Partnership Agreement dated as of February 21, 2008 (as amended from time to time, the “Partnership Agreement”), and (iii) MHA and Nordic entered into a Shareholders Agreement dated as of February 21, 2008 (as amended from time to time, the “Shareholders Agreement”) with respect to Hedrin GP; and

MHA, Newco, Hedrin GP and Nordic wish to recognize that substantial progress has been made toward achieving the Payment Milestone so as to justify a current partial Milestone Payment and that more specificity is appropriate in the definition of the Payment Milestone that will result in the payment of the remaining Milestone Payment, all in accordance with the terms hereof, and that the Joint Venture Agreement, Contribution Agreement, Partnership Agreement and Shareholders Agreement should be appropriately modified, in each case on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Joint Venture Agreement.

(a) Section 1 of the Joint Venture Agreement is hereby amended by deleting the defined term “Milestone Payment” in its entirety and adding the following two new defined terms in alphabetical sequence in Section 1:

“Initial Milestone Payment” means the payment by Nordic of an additional $1,250,000 to Newco after the satisfaction of the Initial Payment Milestone (as defined in the Contribution Agreement).

“Second Milestone Payment” means the payment by Nordic of an additional $1,250,000 to Newco after the satisfaction of the Second Payment Milestone (as defined in the Contribution Agreement).

(b) Section 1 of the Joint Venture Agreement is hereby amended by deleting the defined term “Investment Amount” in its entirety and replacing it with the following:

“Investment Amount” means (i) $2,500,000 if neither the Initial Milestone Payment nor the Second Milestone Payment has occurred, (ii) $3,750,000 if, prior to June 30, 2009, the Initial Milestone Payment has occurred but the Second Milestone Payment has not occurred, (iii) $3,500,000 if (A) on or after June 30, 2009, the Initial Milestone Payment has occurred but the Second Milestone Payment has not occurred, or (B) if prior to June 30, 2009, the U.S. Food and Drug Administration (“FDA”) formally designates the Licensed Products (as defined in the Contribution Agreement) as a drug and refers regulation thereof to the FDA Center for Drug Evaluation and Research, and (iv) $5,000,000 if both the Initial Milestone Payment and the Second Milestone Payment have occurred.

2. Amendments to Contribution Agreement.

(a) Section 5.3 of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

“5.3 Definition of Initial Payment Milestone and Second Payment Milestone

For purposes of this Agreement, (i) the term “Initial Payment Milestone” shall mean a preliminary determination from the U.S. Food and Drug Administration received prior to September 30, 2008 that the Licensed Products will be regulated as a medical device, and (ii) the term “Second Payment Milestone” shall mean (A) a determination by the U.S. Food and Drug Administration (“FDA”) that a Licensed Product is substantially equivalent to a predicate device in accordance with Section 513(f)(1) or 510(k) of the Federal Food, Drug, and Cosmetic Act (as amended, the “FDC Act”) or any other marketing authorization of a Licensed Product by the FDA as a medical device, (B) the issuance of a “Classification Decision” as such term is used in Attachment 1 of the FDA Guidance for Industry and CDRH Staff titled “New Section 513(f)(2) - Evaluation of Automatic Class III Designation” issued by the FDA on February 19, 1998, with respect to a Licensed Product, or (C) the receipt of a formal response to a “Request for Designation” from the Office of Combination Products that designates a Licensed Product as a device, in each of cases (A) through (C) prior to June 30, 2009.”

(b) Section 5.1(a)(ii) of the Contribution Agreement is hereby deleted in its entirety and replaced with two new subsections as follows:

“(ii) within 21 days after the achievement of the Initial Payment Milestone (as defined below): (A) pay to MHA an additional US$1,000,000.00 in cash (the “Second Cash Payment”) and (B) if necessary to maintain MHA’s 50% ownership of outstanding Partnership Shares, issue to MHA, and deliver a certificate representing, a number of additional Partnership Shares of Newco that will constitute, together with the Initial Equity Issuance, 50% of all outstanding Partnership Shares (the “Second Equity Issuance”).

(iii) within 30 days after the achievement of the Second Payment Milestone (as defined below): (A) pay to MHA an additional US$500,000.00 in cash (the “Third Cash Payment” and together with the First Cash Payment and the Second Cash Payment, the “Cash Payments”) and (B) if necessary to maintain MHA’s 50% ownership of outstanding Partnership Shares, issue to MHA, and deliver a certificate representing, a number of additional Partnership Shares of Newco that will constitute, together with the Initial Equity Issuance and Second Equity Issuance, 50% of all outstanding Partnership Shares (the “Third Equity Issuance”) and, together with the Initial Equity Issuance and Second Equity Issuance, the “Equity Issuances”).”

(c) Section 5.1(c) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

“Upon the Initial Equity Issuance, MHA shall own 50% of the outstanding Partnership Shares of Newco. Upon the Second Equity Issuance, MHA shall own 50% of the outstanding Partnership Shares of Newco (after giving effect to the issuance of additional Partnership Shares, if any, to Nordic pursuant to the Partnership Agreement). Upon the Third Equity Issuance, if any, MHA shall own 50% of the outstanding Partnership Shares of Newco (after giving effect to the issuance of additional Partnership Shares, if any, to Nordic pursuant to the Partnership Agreement).”

(d) Section 5.2(b) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:

“(b) (i) The authorized capital of Newco, immediately after the Second Equity Issuance, if any, consists of 2,000 Partnership Shares, 700 of which are owned, beneficially and of record, by Nordic, and 700 of which are owned, beneficially and of record by MHA, and (ii) the authorized capital of Newco, immediately after the Third Equity Issuance, if any, consists of 2,000 Partnership Shares, 1,000 of which are owned, beneficially and of record, by Nordic, and 1,000 of which are owned, beneficially and of record by MHA.

3. Amendments to Partnership Agreement.

(a) Section 1.1 of the Partnership Agreement is hereby amended by deleting the defined term “Payment Milestone” in its entirety and adding the following two new defined terms in alphabetical sequence in Section 1.1:

“Initial Payment Milestone” means such term as defined in the Contribution Agreement.

“Second Payment Milestone” means such term as defined in the Contribution Agreement.

(b) Section 3.6 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Not later than 21 days after satisfaction, if any, of the Initial Payment Milestone, Nordic shall pay to the Partnership an additional $1,250,000 by wire transfer to a bank account designated by the Partnership as payment for an additional 200 Partnership Shares. The satisfaction of the Initial Payment Milestone shall constitute payment by MHA for an additional 200 Partnership Shares, subject to subsection (c) below. Accordingly, after satisfaction of the Initial Payment Milestone, the Partnership Shares shall be distributed among the Parties as follows (all amounts in DKK):

Number of Partnership Shares
Nordic	700
MHA	700
General Partner	0
Total	1,400

(b) Not later than 30 days after satisfaction, if any, of the Second Payment Milestone, Nordic shall pay to the Partnership an additional $1,250,000 by wire transfer to a bank account designated by the Partnership as payment for an additional 300 Partnership Shares. The satisfaction of the Second Payment Milestone shall constitute payment by MHA for an additional 300 Partnership Shares. Accordingly, after satisfaction of the Second Payment Milestone, the Partnership Shares shall be distributed among the Parties as follows (all amounts in DKK):

Number of Partnership Shares
Nordic	1,000
MHA	1,000
General Partner	0
Total	2,000

(c) If the Second Payment Milestone is not achieved by June 30, 2009, or if prior to June 30, 2009, the U.S. Food and Drug Administration (“FDA”) formally designates the Licensed Products (as defined in the Contribution Agreement) as a drug and refers regulation thereof to the FDA Center for Drug Evaluation and Research, (i) Nordic shall not be obliged to make any payment to the Partnership pursuant to clause 3.6(b), (ii) MHA shall forfeit to the Partnership 400 Partnership Shares, and (iii) Nordic shall be entitled to, and the Partnership shall make, a return of capital of $250,000, with no corresponding reduction in Nordic’s Partnership Shares. Accordingly, after June 30, 2009, if the Second Payment Milestone has not been achieved, or if prior to June 30, 2009, the FDA formally designates the Licensed Products as a drug and refers regulation thereof to the FDA Center for Drug Evaluation and Research, the Partnership Shares shall be distributed among the Parties as follows (all amounts in DKK):

Number of Partnership Shares
Nordic	700
MHA	300
General Partner	0
Total	1,000

(c) Section 11.1(ii) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

From any amount available for distribution in excess of the amount referred to under sub-clause 11.1(i) the holder(s) of the MHA Partnership Shares shall before any distribution is made to other Limited Partners be entitled to receive an amount equal to the proceeds distributed to the holders of the Nordic Partnership Shares under sub-clause 11.1(i) multiplied by a fraction the numerator of which is MHA’s number of Partnership Shares at the time of such distribution, and the denominator of which is the total number of outstanding Partnership Shares at the time of such distribution.

4. Amendments to Shareholders Agreement.

(a) Section 1.1 of the Shareholders Agreement is hereby amended by deleting the defined term “Payment Milestone” in its entirety and adding the following two new defined terms in alphabetical sequence in Section 1.1:

“Initial Payment Milestone” means such term as defined in the Contribution Agreement.

“Second Payment Milestone” means such term as defined in the Contribution Agreement.

(b) Section 4.3 of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

“Irrespective of clause 4.2, if the Second Payment Milestone has not been achieved by 30 March 2009, Nordic shall – in addition to any board members appointed by Nordic pursuant to clause 4.2 and as long as Nordic is the owner of the Nordic Partnership Shares – immediately be entitled to appoint one additional board member, in which case the board of directors may consist of up to five members elected at the general meeting.”

5. Satisfaction of Initial Payment Milestone. The parties hereto acknowledge and agree that the Initial Payment Milestone is deemed to be achieved as of the date of this Amendment and that payment of the Nordic capital contribution to Newco pursuant to Section 3.6(a) of the Partnership Agreement, as amended hereby, and payment by Newco of the Second Cash Payment pursuant to Section 5.1(a)(ii) of the Contribution Agreement, as amended hereby, will each occur on or before the twenty-first day after the date of this Amendment.

6. Representations and Warranties; Ratification.

(a) Each of MHA, Nordic, Newco and Hedrin GP represents and warrants to the other parties hereto that this Amendment has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(b) Each of Nordic, MHA, Newco and Hedrin GP represents and warrants to the others that each of the representations and warranties of such party in each of the Joint Venture Agreement and the Additional Agreements to which such company is a party is true and correct in all material respects on the effective date of this Amendment (except as set forth on Schedule A hereto and except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event).

(c) Except as hereby amended, the Joint Venture Agreement and each provision thereof, and each Additional Agreement (as the same may be amended in connection with this Amendment) and each provision thereof, are hereby ratified and confirmed in every respect and shall continue in full force and effect.

7. Conditions Precedent. The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until receipt by each party of a fully-executed counterpart of this Amendment (which may be a facsimile or .pdf copy thereof).

8. Miscellaneous.

(a) Entire Agreement. This Amendment, the Joint Venture Agreement and the Additional Agreements, as amended hereby, contain the entire understanding of the parties hereto and supercedes all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every nature whatsoever with respect to the matters referred to in this Amendment, the Joint Venture Agreement and the Additional Agreements.
(b) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(c) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
(d) Expenses. Notwithstanding any provision to the contrary in the Agreement or the Additional Agreements, MHA will reimburse Nordic for all legal, due diligence and advisory fees and expenses incurred by Nordic or its advisors in connection with this Amendment and the transactions contemplated by this Amendment, the Agreement and the Additional Agreements. MHA has made on or before the date of this Amendment, or shall make within five (5) days of the date of this Amendment, a payment to Nordic of $30,000, and thereafter shall make additional advances and payments to Nordic necessary to reimburse Nordic for its fees and expenses in excess of amounts previously advanced under this Section 8(d).
(e) Governing Law.
(i) All questions concerning the construction, validity, enforcement and interpretation of this Amendment, as it relates to the amendments to the Joint Venture Agreement and Contribution Agreement, shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except to the extent that the application of the General Corporation Law of the State of Delaware is mandatorily applicable.
(ii) All questions concerning the construction, validity, enforcement and interpretation of this Amendment, as it relates to the amendments to the Partnership Agreement and Shareholders Agreement, shall be governed by and construed and enforced in accordance with Danish law.
(iii) Each Party hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts sitting in the state of New York in any action or proceeding arising out of or relating to this Amendment. Each Party hereby irrevocably agrees, on behalf of itself and on behalf of such Party’s successors and permitted assigns, that all claims in respect of such action or proceeding shall be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. If either party shall commence an action or proceeding to enforce any provision of this Amendment, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
(f) Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(g) Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

MHA:

MANHATTAN PHARMACEUTICALS, INC.

By:	/s/ Douglas Abel
Name:	Douglas Abel
Title:	President and Chief Executive Officer

NORDIC:

NORDIC BIOTECH VENTURE FUND II K/S

By:	/s/ Florian Schonharting
Florian Schonharting, Partner

By:	/s/ Christian Hansen
Christian Hansen, Partner

HEDRIN PHARMACEUTICALS K/S:

BY: HEDRIN PHARMACEUTICALS GENERAL PARTNER APS

By:	/s/ Florian Schonharting	By:	/s/ Douglas Abel
	Florian Schonharting, Director		Douglas Abel, Director

HEDRIN PHARMACEUTICALS GENERAL PARTNER APS:

By:	/s/ Florian Schonharting	By:	/s/ Douglas Abel
	Florian Schonharting, Director		Douglas Abel, Director